Exhibit 10.1

Summary of Plan Terms for 2011 Executive Short-Term Incentive Plan

The Advent Software 2011 Executive Short-Term Incentive Plan (the “Plan”) is designed to motivate and reward the executives that are members of Advent’s Executive Management Team (the “Executives”) for short-term achievement of Annual Contract Value, Recognized Revenue and Non-GAAP Operating Profit milestones during the 2011 fiscal year.

Annual Contract Value (ACV) represents the average contribution to annual revenue from all new term license contracts and Advent OnDemand sales (consistent with the methodology used to calculate and report ACV in our Annual Report on Form 10-K), plus the estimated average contribution to annual revenue from new data related or other contracts entered into during the year.

Recognized Revenue represents the revenue recognized in earnings by the Company in conformity with Generally Accepted Accounting Principles in the United States of America (US GAAP) and is consistent with “Net Revenues” reported in our consolidated financial statements.

Non-GAAP Operating Profit represents income from continuing operations reported as “Income from Continuing Operations” in our consolidated financial statements in accordance with US GAAP, excluding stock-based employee compensation expense, amortization of purchased intangible assets, acquisition-related costs and restructuring charges.

A summary of the Plan terms follows:

•                  The Plan is applicable to the Chief Executive Officer, Chief Financial Officer and the Executives, and based on Company and individual performance.

•                  Company performance targets are based on ACV, Recognized Revenue and Non-GAAP Operating Profit relative to goals.

•                  Individual plans establish the cash bonus to be awarded to each Executive based upon the level of achievement for ACV, Recognized Revenue, Non-GAAP Operating Profit and individual executive performance during 2011.

•                  Cash bonuses for at-target achievement of ACV, Recognized Revenue, Non-GAAP Operating Profit and individual performance for each Executive under the Plan range from 48% to 75% of base salary.

•                  The Plan is an annual plan and is effective for fiscal year 2011. Any cash bonuses earned will be paid by March 15, 2012.